EXHIBIT 10.3
AMENDMENT NO. 3 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 20, 2026 by and among XEROX CORPORATION, a New York corporation (the “Company” and the “Borrower”), XEROX HOLDINGS CORPORATION, a New York corporation (“Holdings”), the Lenders and Issuing Banks party hereto and CITIBANK, N.A. (“Citi”), as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Company, Holdings, the Subsidiaries of the Company from time to time party thereto, the Subsidiary Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of May 22, 2023 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of February 6, 2024, by that certain Amendment No. 2 to Credit Agreement, dated as of June 10, 2024, and as further amended, restated, supplemented and/or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested, and Wells Fargo Bank, N.A. (the “New Issuing Bank”) has agreed, to provide a Letter of Credit Commitment in the aggregate amount of $15,000,000;
WHEREAS, the Borrower has requested, and Citi (the “Increasing Issuing Bank”) has agreed, to increase its Letter of Credit Commitment to the aggregate amount of $37,500,000; and
WHEREAS, the Borrowers have requested, and the Administrative Agent and the Lenders party hereto (which constitute the Required Lenders) have agreed, to make certain amendments to the Existing Credit Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1.Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Credit Agreement.
SECTION 2.Amendments to Existing Credit Agreement. Upon the Amendment No. 3 Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:
(a)The definition of the term “Letter of Credit Sublimit” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Letter of Credit Sublimit” means the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $125,000,000.
(b)The definition of the term “Material Real Property” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Material Real Property” has the meaning assigned to such term in the Term Loan Credit Agreement.

(c)Section 1.01 of the Existing Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:
“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Company, Holdings, the Lenders party thereto and the Administrative Agent.
“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3.
“Term Loan Credit Agreement” means that certain First Lien Term Loan Credit Agreement, dated as of November 17, 2023, by and among the Company, Holdings, the other guarantors party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent, as amended, restated, supplemented and/or otherwise modified from time to time.
“XRX BrandCo Credit Agreement” means that certain Credit Agreement, dated as of February 17, 2026, by and among XRX BrandCo Holdings LLC, as the borrower, Alter Domus (US) LLC, as the administrative agent and the collateral agent and the lenders party thereto, as amended, restated, supplemented and/or otherwise modified from time to time.
(d)Section 5.04(7) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
(e)“(7) promptly after the same has been delivered to the administrative agent or lenders of any Material Indebtedness, the XRX BrandCo Credit Agreement and Term Loan Credit Agreement, copies of all regularly required financial and similar reporting and notices of default or events of default (in each case, other than periodic interest or other administrative notices);”
(f)Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in its entirety in the form set forth on Exhibit A hereto.
SECTION 3.Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction or waiver, the “Amendment No. 3 Effective Date”):
(a)Executed Counterparts. The Administrative Agent shall have received duly executed counterparts of this Amendment from (i) Holdings, (ii) the Borrower, (iii) the Required Lenders, (iv) the New Issuing Bank, (v) the Increasing Issuing Bank and (vi) the Administrative Agent;
(b)Representations and Warranties. The representations and warranties set forth in the Loan Documents will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the Amendment No. 3 Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date);
(c)No Default or Event of Default. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(d)[Reserved];
(e)Fees and Expenses Paid. Prior to or substantially concurrently with the Amendment No. 3 Effective Date, the Borrower shall have paid or reimbursed the Administrative Agent for all reasonable and documented fees and expenses required to be paid by the Borrower under the Existing Credit Agreement for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 3 Effective Date or such later date to which the Borrower may agree (limited in the case of legal fees and expenses, to the reasonable and documented legal fees of Latham & Watkins LLP and, if necessary, one firm of counsel in each appropriate jurisdiction); and
(f)Know Your Customer and Other Required Information. All documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including without limitation, PATRIOT Act, CAML and Beneficial Ownership Certificates), as has been reasonably requested in writing by the Administrative Agent at least five (5) Business Days prior to the Amendment No. 3 Effective Date, shall have been provided not later than the date that is three (3) Business Days prior to the Amendment No. 3 Effective Date, including, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate.
SECTION 4.Representations and Warranties. Each Loan Party party hereto hereby represents and warrants to the Administrative Agent that, as of the Amendment No. 3 Effective Date:
(a)the execution, delivery and performance of this Amendment by the Loan Parties party hereto have been duly authorized by all corporate, stockholder, partnership, limited liability company or other applicable action required to be taken by such Loan Party, and will not (i) violate: (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, amalgamation or continuance or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party; (2) any applicable order of any court or any rule, regulation or order of any Governmental Authority; or (3) any provision of any indenture, certificate of designation for preferred stock, agreement, shareholders’ agreement, shareholder declaration or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound; (ii) be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such indenture, certificate of designation for preferred stock, shareholders’ agreement, shareholder declaration, agreement or other instrument referred to in Section 5(a)(i)(3) above; or (iii) result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens; except, with respect to clauses (i) and (ii) of this Section 5(a), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)This Amendment has been duly executed and delivered by each Loan Party party hereto and will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, restructuring, fraudulent conveyance or other similar laws affecting creditors’ rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) implied covenants of good faith and fair dealing; (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries; and (v) the Legal Reservations; and
(c)No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with this Amendment, the perfection or maintenance of the Liens created under the Security Documents or the exercise by the Administrative Agent, Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for: (i) the filing of Uniform Commercial Code financing statements, PPSA financing statements and equivalent filings in foreign jurisdictions; (ii) filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith; (iii) such as have been made or obtained and are in full force and effect; (iv) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; or (v) filings or other actions listed on Schedule 3.04 of the Amended Credit Agreement.
SECTION 5.Reference to the Effect on the Loan Documents.
(a)As of the Amendment No. 3 Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement.
(b)Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.
(d)The Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 3 Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.
SECTION 6.Reaffirmation. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, the Borrower and Holdings, on behalf of itself and each other Loan Party, as of the Amendment No. 3 Effective Date, (i) acknowledges and agrees that all of its obligations under the Amended Credit Agreement and the other the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as and to the extent provided in the Loan Documents, (ii) reaffirms each Lien granted by each Loan Party to the Administrative Agent for the benefit of the Secured Parties and reaffirms the Guarantees made pursuant to the Guaranty Agreement as and to the extent provided in the Loan Documents and (iii) acknowledges and agrees that the grants of Liens by and the Guarantees of the Loan Parties contained in the Guaranty Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment as and to the extent provided in the Loan Documents. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Amended Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Holdings acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document to consent to the amendment to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Existing Credit Agreement, the Amended Credit Agreement, this Amendment or any Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Amended Credit Agreement.
SECTION 7.No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Amended Credit Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby, the Amended Credit Agreement and the other

Loan Documents remain unmodified and in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Amended Credit Agreement and the other Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. On and after the Amendment No. 3 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Amended Credit Agreement, and each reference in any other Loan Document (including any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment) to the Existing Credit Agreement shall be deemed to be a reference to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.
SECTION 8.Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that none of the Loan Parties may assign or transfer any of their rights or obligations under this Amendment without the prior written consent of the Administrative Agent.
SECTION 9.Miscellaneous Provisions. The provisions of Sections 10.07, 10.11, 10.12, 10.13, 10.14 and 10.15 of the Amended Credit Agreement are hereby incorporated by reference into this Amendment mutatis mutandis and shall apply hereto.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.
    XEROX HOLDINGS CORPORATION, as Holdings

By:    ______________________________________
Name:
Title:
XEROX CORPORATION, as the Company

By:    ______________________________________
Name:
Title:
    [Signature Page to Amendment No. 3 to Credit Agreement]

CITIBANK, N.A.,
as Administrative Agent, Collateral Agent, Lender, Swing Line Lender and an Issuing Bank
By:    ______________________________________
Name:
Title:

    [Signature Page to Amendment No. 3 to Credit Agreement]

[_],
as [a Lender] [and an Issuing Bank]

By:    ______________________________________
Name:
Title:
    [Signature Page to Amendment No. 3 to Credit Agreement]

Exhibit A
Schedule 2.01

Commitments

Lender	Revolving Commitment	Letter of Credit Commitment
Citibank, N.A.	$81,000,000.00	$37,500,000.00
Credit Agricole Corporate and Investment Bank	$81,000,000.00	$27,500,000.00
PNC Bank, National Association	$70,000,000.00	$25,000,000.00
Mizuho Bank, Ltd.	$65,000,000.00	$20,000,000.00
The Bank of Nova Scotia	$25,000,000.00	N/A
Siemens Financial Services, Inc.	$33,000,000.00	N/A
HSBC Bank USA, National Association	$25,000,000.00	N/A
Wells Fargo Bank, N.A.	$45,000,000.00	$15,000,000.00
Total	$425,000,000.00	$125,000,000.00